EXHIBIT 23.5


                         CONSENT OF FINANCIAL ADVISOR

     We hereby consent to the inclusion in the Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 of Toys "R" Us, Inc., a Delaware corporation, of our opinion attached as Annex F thereto and the reference to such opinion and to our firm therein. We also confirm the accuracy in all material respects of the description and summary of our analyses, observations, beliefs and conclusions relating thereto, set forth under the heading "THE DISPOSITION - Opinion of Petrie Financial Advisor" therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.

Dated: October 24, 1994


                                      BEAR, STEARNS & CO. INC.


                                      By: /s/ Gilbert Matthews
                                         ---------------------
                                           Managing Director